EXHIBIT 10.2

SEVENTH LOAN MODIFICATION AGREEMENT

This Seventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 16, 2010 (the “Seventh Loan Modification Effective Date”) by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and SATCON TECHNOLOGY CORPORATION, a Delaware corporation (“Satcon”); SATCON POWER SYSTEMS, INC., a Delaware corporation (“Power”); SATCON ELECTRONICS, INC., a Delaware corporation (“Electronics”), each with offices located at 27 Drydock Avenue, Boston, Massachusetts 02210; and SATCON POWER SYSTEMS CANADA LTD., a corporation organized under the laws of the Province of Ontario, Canada with offices located at 835 Harrington Court, Burlington, Ontario L7N 3P3 (the “Canadian Borrower”; and together with Satcon, Power and Electronics, individually and collectively, jointly and severally, the “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 20, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 20, 2008, as amended by that certain First Loan Modification Agreement, dated as of the First Loan Modification Effective Date, as further amended by that certain Second Loan Modification Agreement, dated as of the Second Loan Modification Effective Date, as further amended by that certain Third Loan Modification Agreement, dated as of the Third Loan Modification Effective Date, as further amended by that certain Waiver and Fourth Loan Modification Agreement, dated as of the Fourth Loan Modification Effective Date, as further amended by that certain Fifth Loan Modification Agreement, dated as of the Fifth Loan Modification Effective Date and as further amended by that certain Sixth Loan Modification Agreement, dated as of April 22, 2010 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in a certain Intellectual Property Security Agreement dated as of February 20, 2008, as may be amended from time to time (the “IP Agreement”).

Hereinafter, the Loan Agreement and the IP Agreement, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations (other than this Loan Modification Agreement) shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof, entitled “Definitions”:

“              “Non-formula Sublimit” is an Advance or Advances under the Revolving Line made after the Sixth Loan Modification Effective Date of up to Five Million Dollars ($5,000,000); provided, however, the Non-formula Sublimit shall be reduced to Two Million Five Hundred Thousand Dollars ($2,500,000) effective on July 1, 2010, and Non-formula Sublimit Advances in excess of such amount will be immediately due and payable; provided further, that following the occurrence of a Default or an Event of Default, the Non-formula Sublimit shall be reduced to Zero Dollars ($0.00) and Non-

formula Sublimit Advances in excess of such amount will be immediately due and payable.”

and inserting in lieu thereof the following:

“              “Non-formula Sublimit” is an Advance or Advances under the Revolving Line made after the Sixth Loan Modification Effective Date of up to Five Million Dollars ($5,000,000); provided, however, that (x) the Non-formula Sublimit shall be reduced to Two Million Five Hundred Thousand Dollars ($2,500,000) effective on July 1, 2010, and Non-formula Sublimit Advances in excess of such amount will be immediately due and payable, and (y) the Non-formula Sublimit shall be permanently reduced to Zero Dollars ($0.00) effective on August 30, 2010, and Non-formula Sublimit Advances in excess of such amount will be immediately due and payable; provided further, that following the occurrence of a Default or an Event of Default, the Non-formula Sublimit shall be permanently reduced to Zero Dollars ($0.00) and Non-formula Sublimit Advances in excess of such amount will be immediately due and payable.”

2                                          The Loan Agreement shall be amended by inserting the following definitions in the appropriate alphabetical order in Section 13.1 thereof:

“              “Seventh Loan Modification Agreement” means that certain Seventh Loan Modification Agreement, dated as of the Seventh Loan Modification Effective Date, by and between Borrower and Bank.”

“Seventh Loan Modification Effective Date” is the date noted in the preamble to the Seventh Loan Modification Agreement.”

4.             FEES.  Borrower shall reimburse Bank for all legal fees and expenses incurred by Bank in connection with the Existing Loan Documents and this amendment thereto.

5.             RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and conditions of the IP Agreement and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property.

6.             RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 10, 2010 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures Borrower provided to Bank in the Perfection Certificate, as amended, has not changed.

7.             AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that, as of the date of this Loan Modification Agreement, Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.           RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any Obligation of Borrower, even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.           JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ANY OF THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

14.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Seventh Loan Modification Effective Date.

BORROWER:

SATCON TECHNOLOGY CORPORATION

By	/s/ Donald R. Peck
Name:	Donald R. Peck
Title:	Chief Financial Officer and Treasurer

SATCON POWER SYSTEMS, INC.

By	/s/ Charles S. Rhoades
Name:	Charles S. Rhoades
Title:	President, Chief Executive Officer

SATCON ELECTRONICS, INC.

By	/s/ Charles S. Rhoades
Name:	Charles S. Rhoades
Title:	President, Chief Executive Officer

SATCON POWER SYSTEMS CANADA LTD.

By	/s/ Charles S. Rhoades
Name:	Charles S. Rhoades
Title:	President, Chief Executive Officer

BANK:

SILICON VALLEY BANK

By
Name:
Title:

[Satcon — Seventh Loan Modification Agreement Signature Page]